BKD LLP

Securities and Exchange Commission
450 Fifth Street, N.W.
Washingtton, D.C.  20549

We are aware that our reports dated October 17, 2008, August 13, 2008 and May 15,
2008 on our reviews of the interim  financial  information of Blue Valley Ban Corp.
for the periods ended,  September 30, 2008, June 30, 2008 and March 31, 2008 and
included in the  Company's  quarterly  report on Form 10-Q for the quarters then ended are incorporated by reference in this registration statement.  Pursuant to
Rule  436(c)  under  the  Securities  Act of 1933,  this  report  should  not be considered  a part of the  registration  statement  prepared or  certified by us within the meaning of Sections 7 and 11 of that Act.

                                                        /s/ BKD LLP

Kansas City, Missouri
October 17, 2008